Exhibit 99.1

www.casipharmaceuticals.com

FOR IMMEDIATE RELEASE:

CASI PHARMACEUTICALS ANNOUNCES $48.5 MILLION PRIVATE PLACEMENT

ROCKVILLE, Md. (September 14, 2018) – CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a biopharmaceutical company dedicated to the development and delivery of high quality, cost-effective pharmaceutical products and innovative therapeutics to patients in the U.S., China and throughout the world, announces today a $48.5 million private placement. The Company has entered into definitive securities purchase agreements pursuant to which the Company will issue 9,048,504 shares of its Common Stock with accompanying warrants to purchase 2,714,548 shares of its Common Stock. The purchase price for each share of Common Stock and warrant is $5.36. The warrants will become exercisable 180 days after issuance at a $7.19 per share exercise price, and will expire three years from the date of issuance.

The financing was led by new and returning investors and is expected to close on or about September 21, 2018. CASI intends to use the net proceeds from the offering principally to support commercial activities, ongoing business development activities, and for general working capital purposes.

The offering of shares of Common Stock and warrants has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and the shares are being offered pursuant to an exemption from registration and in reliance on similar exemptions under applicable state laws. The investors will receive certain registration rights in connection with the offering.

Wei-Wu He, Ph.D., CASI’s Executive Chairman commented, “This financing places us in a strong position to continue our pursuit of strategic pipeline expansion as part of our mission to bring innovative and high-quality medicines to market. Our broad and evolving platform, including our in-licensed products, EVOMELA®, MARQIBO® and ZEVALIN®, for the greater China region, are all currently in various regulatory stages for market approval in China, with EVOMELA® under priority review, along with our portfolio of 29 abbreviated new drug applications (ANDAs) (including 25 FDA-approved and 4 pending approval).”

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About CASI Pharmaceuticals, Inc.

CASI Pharmaceuticals (NASDAQ: CASI) is a U.S.-based biopharmaceutical company dedicated to the development and delivery of high quality, cost-effective pharmaceutical products and innovative therapeutics to patients in the U.S., China and throughout the world. CASI’s product pipeline features three U.S. Food and Drug Administration (FDA)-approved drugs in-licensed from Spectrum Pharmaceuticals, Inc. for China regional rights. These are currently in various stages in the regulatory process for market approval in China. The Company also acquired a portfolio of 25 FDA-approved abbreviated new drug applications (ANDAs), and four pipeline ANDAs that are pending FDA approval. CASI is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D operations in Beijing, China. More information on CASI is available at www.casipharmaceuticals.com.

CASI Pharmaceuticals, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 /Fax 301.315.2437

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: risks relating to interests of our largest stockholders that differ from our other stockholders; the difficulty of executing our business strategy in China; the risk that we will not be able to effectively select, register and commercialize products from our recently acquired portfolio of abbreviated new drug applications (ANDAs);  our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the China Food and Drug Administration authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; the volatility in the market price of our common stock; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development;  risk that results in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; and our dependence on third parties. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

EVOMELA®, Marqibo® and Zevalin® are proprietary to Spectrum Pharmaceuticals, Inc. and its affiliates.

COMPANY CONTACT:	INVESTOR CONTACT:	MEDIA CONTACT:
CASI Pharmaceuticals, Inc.	Solebury Trout	PressComm PR, LLC
240.864.2643	Jennifer Porcelli	Jamie Lacey-Moreira
ir@casipharmaceuticals.com	646.378.2962	410.299.3310
	jporcelli@troutgroup.com	jamielacey@presscommpr.com

Brennan Doyle
617.221.9005
BDoyle@troutgroup.com